UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): July 1, 2021

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-38229	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 342-8281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FDBC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 2.01Completion of Acquisition or Disposition of Assets

Effective July 1, 2021, Fidelity D & D Bancorp, Inc. (“Fidelity”) completed its previously-announced acquisition of Landmark Bancorp, Inc. (“Landmark”) pursuant to the Agreement and Plan of Reorganization, dated as of February 25, 2021, by and among Fidelity, NEPA Acquisition Subsidiary, LLC (“Acquisition Subsidiary”), The Fidelity Deposit and Discount Bank (“Fidelity Bank”), Landmark and Landmark Community Bank (the “Reorganization Agreement”). At the effective time of the acquisition, Landmark merged with and into Acquisition Subsidiary with Acquisition Subsidiary surviving the merger. In addition, immediately thereafter, Landmark Community Bank, a Pennsylvania state-chartered bank and Landmark’s wholly-owned subsidiary, merged with and into Fidelity Bank, a Pennsylvania state-chartered bank and trust company and Fidelity’s wholly-owned subsidiary, with Fidelity Bank as the surviving bank.

Subject to the terms and conditions of the Reorganization Agreement at the effective time of the merger, each share of Landmark common stock was converted into the right to receive 0.272 shares of Fidelity common stock and $3.26 in cash. As a result of the merger, Fidelity issued approximately 650,813 shares of its common stock and $7.8 million cash.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2021, in connection with the merger and pursuant to the terms of the Reorganization Agreement, Paul C. Woelkers was appointed as a Class C Director of Fidelity’s Board of Directors. Mr. Woelkers was also appointed as a Director of Fidelity Bank’s Board of Directors. In connection with his appointment to the Boards of Fidelity and Fidelity Bank, Mr. Woelkers was appointed to the Fidelity Board’s ALCO, Human Resources, Loan Application and Nominating Committees.

Other than pursuant to the terms of the Reorganization Agreement and those fees and benefits available to all nonemployee Directors of Fidelity and Fidelity Bank, Mr. Woelkers was not appointed to his position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

ITEM 8.01Other Events

Fidelity issued a press release on July 1, 2021, announcing completion of the acquisition of Landmark. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Reorganization by and among Fidelity D & D Bancorp, Inc., NEPA Acquisition Subsidiary, LLC, The Fidelity Deposit and Discount Bank, Landmark Bancorp, Inc. and Landmark Community Bank dated as of February 25, 2021. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-255479 on Form S-4, filed with the Commission on April 23, 2021.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

99.1	Press release dated July 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC
(Registrant)

Dated: July 1, 2021	/s/ Salvatore R. DeFrancesco, Jr._________
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer